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(SYKES LOGO)

Exhibit 10.20

                              EMPLOYMENT AGREEMENT

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERM OR RENEWAL PERIOD AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.

     THIS AGREEMENT is made as of the 1st day of August, 2004, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and CHARLES E. SYKES (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive currently serves as President and Chief Operating Officer of the Company, and the Company has offered to promote the Executive to the positions of President and Chief Executive Officer; and

     WHEREAS, the Executive desires to accept the Company's offer and to continue his employment with the Company, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ the Executive during the Term or Renewal Period(s) (as hereinafter defined) in the positions of President and Chief Executive Officer ("CEO"). As President and CEO, the Executive shall report directly to the Company's Board of Directors and shall render to the Company such management and policy-making services of the type customarily performed by persons serving in similar capacities with other employers that are similar to the Company, together with such other duties with which he is charged by the Company's By-laws and subject to the overall direction and control of the Company's Board of Directors. The Executive accepts such employment and agrees to devote his best efforts and entire business time, skill, labor, and attention to the performance of such duties. The Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines in good faith that such activities conflict with the Executive's performance of his duties hereunder, the Board of Directors shall notify Executive within thirty (30) days and the Executive shall promptly cease such activities to the extent as directed by the Board of Directors. If the Board of Directors does not provide such notice, Executive shall be free to engage in such commercial duties or pursuits. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

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     2. TERM OR RENEWAL PERIOD. Subject to the Term or Renewal Period(s) and
conditions of this Agreement, including, but not limited to, the provisions for termination set forth in Section 6 hereof, the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue for the term of employment stated in Exhibit A attached hereto and incorporated herein (such Term shall herein be defined as the "Term"). Provided, however, that this Agreement shall renew automatically for successive one (1) year periods ("Renewal Periods") unless either party gives written notice of termination at least that number of days set forth on Exhibit A before the end of the Term or Renewal Period, as applicable (the "Renewal Notice Period"). The Executive agrees that some portions of this Agreement, including Sections 4, 5, 6 and 10 hereof, will remain in force after the termination of this Agreement.

     3. COMPENSATION.

     (a) Base Salary and Bonus. As compensation for the Executive's services under this Agreement, the Executive shall receive and the Company shall pay a weekly base salary set forth on Exhibit A. Such base salary may be increased but not decreased during the Term or Renewal Period in the Company's discretion based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled during the Term or Renewal Period to a performance bonus and shall be eligible to participate in and receive payments or awards from all other bonus and other incentive compensation, stock option and restricted stock plans as may be adopted by the Company, all as determined by the Compensation Committee of the Board of Directors in its sole discretion.

     (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

     (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit A and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its executive officers generally.

     4. CONFIDENTIAL INFORMATION.

     (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company's technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term or Renewal Period hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

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     (b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company's operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company's property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during the Executive's employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive's possession to the Company upon termination of the Executive's employment, or at any other time at the Company's request.

     (c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney's fees and costs.

     5. COVENANT NOT-TO-COMPETE AND NO SOLICITATION. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company's Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions are to protect the relationship which exists between the Company and its Client while Executive is employed and after Executive leaves the employ of the Company. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive's employment with the Company.

          (a) Executive acknowledges the following:

               (1) The Company expended considerable resources in obtaining contracts with its Clients;

               (2) The Company expended considerable resources to recruit and hire employees who could perform services for its Clients;

               (3) Through his employ with the Company, Executive will develop a substantial relationship with the Company's existing or potential Clients, including, but not limited to, being the sole or primary contact between the Client and the Company;

               (4) Executive will be exposed to valuable confidential business information about the Company, its Clients, and the Company's relationship with its Client;

               (5) By providing services on behalf of the Company, Executive will develop and enhance the valuable business relationship between the Company and its Client;

               (6) The relationship between the Company and its Client depends on the quality and quantity of the services Executive performs;

               (7) Through employment with the Company, Executive will increase his opportunity to work directly for the Client or for a competitor of the Company; and

               (8) The Company will suffer irreparable harm if Executive breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.

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          (b) Executive agrees that:

               (1) The relationship between the Company and its Client (developed and enhanced when the Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

               (2) The Company's legitimate business interest is protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

               (3) The business relationship which is created or exists between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and

               (4) Executive will not seek to take advantage of opportunities which result from his employment with the Company and that entering into the Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company's business relationship with its Clients.

          (c) Restrictions on Executive. During the Term or Renewal Period(s) of this Agreement and for a period of one (1) year after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he/she shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

               (1) Directly or indirectly engage in, continue in, or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

               (2) Consult with, advise, or assist in any way, whether or not for consideration of any kind, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm's length basis with any such competitor;

               (3) Provide or attempt to provide or solicit the opportunity to provide or advise others of the opportunity to provide any services of the type Executive performed for the Company or the Company's Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company;

               (4) Retain or attempt to retain, directly or indirectly, for itself or any other party, the services of any person, including any of the Company's employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through the

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          Company or through any Client for which Executive has performed services in any capacity on behalf of the Company;

               (5) Engage in any practice, the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business or the Company; provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities of a company whose securities are registered under
          Section 12 of the Securities Exchange Act of 1934, as amended;

               (6) For purpose of these Covenant Not-to-Compete and No Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company's Clients. The Executive agrees that the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company's Clients conduct business at any time during the Term or Renewal Period(s) of this Agreement. For purposes of this Agreement, "Clients" means any person or entity to which the Company provides or has provided within a period of one (1) year prior to the Executive's termination of employment, labor, materials or services for the furtherance of such entity's or person's business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company.

          (d) Enforcement. These Covenant Not-to-Compete and No Solicitation provisions shall be construed and enforced under the laws of the State of Florida. In the event of any breach of this Covenant Not-to-Compete, the Executive recognizes that the remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-to-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed only to the extent necessary to render it enforceable.

          e) In an action to enforce or challenge these Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney's fees and costs.

          f) By signing this Agreement, the Executive acknowledges that he/she understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

     6. TERMINATION

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. If during the Term or Renewal Period(s) the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment

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hereunder upon not less than thirty (30) days' written notice so long as the terms of any disability insurance policy, then in effect provide for Executive to receive disability payments from that date forward.

     (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:
(i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Executive's failure or refusal to perform his duties or responsibilities hereunder as determined by the Company's Board of Directors in good faith, if such failure or refusal continues for a period of ten (10) days after written notice of the same to the Executive; provided, however, that the Executive also shall be given an opportunity to explain such failure or refusal to the Board of Directors (but not the right to address the Board of Directors more than once for any particular action (or series of actions) or omission (or series of omissions);
(iv) for gross incompetence; (v) for the Executive's violation of this Agreement, including, without limitation, Section 5 hereof; (vi) for chronic absenteeism; (vii) for use of illegal drugs; (viii) for insobriety by the Executive while performing his or her duties hereunder; and (ix) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

     (d) Termination by the Executive. The Executive may terminate his employment hereunder at any time and for any reason by delivering written notice of termination to the Company. However, if the Executive terminates his employment for Good Reason (as defined below), such termination shall be deemed to be a termination by the Company without Cause and, therefore, a breach of this Agreement by the Company. For purposes of this Agreement, the term "Good Reason" shall mean (i) a Change of Control of the Company (as defined in Section 7 hereof), (ii) a good faith determination by the Executive that there has been a breach of this Agreement by the Company, (iii) a material adverse change in the Executive's working conditions or status, (iv) the deletion of, or change in, either of the following titles of Executive: CEO or President, (v) a significant relocation of the Executive's principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of the Executive's health to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life. If the Executive desires to terminate his employment for Good Reason, he shall deliver written notice of termination to the Board of Directors indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination and shall cease performing the Executive's duties hereunder on the date which is thirty
(30) days after delivery of the notice, which date also shall be the date of termination of the Executive's employment.

     (e) Payments Upon Termination. In the event of a termination of the Executive's employment pursuant to Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) provided below, shall immediately cease and terminate. In the event of an early termination by the Company of the Executive's employment with the Company for any reason other than pursuant to Section 6(A)(B)(C) or Executive's termination pursuant to Section 6(D), the Company shall pay the Executive an amount equal to the Liquidated Damages defined in (f) below (in lieu of actual damages) for the early termination of his employment. In the event of a termination of the Executive's employment for any reason other than pursuant to Section 6(A)(B)(C) or Executive's termination pursuant to Section 6(D), the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect for the period set forth in (f) below. If the Company terminates the Executive's employment pursuant to Section 6(A)(B)(C) or the Executive terminates such employment other than pursuant to Section 6(D), the Executive shall not be entitled to any Liquidated Damages and the Covenant Not-to-Compete set forth in
Section 5 hereof shall remain in full force and effect as set forth in (g) below. Notwithstanding anything to the contrary herein contained, and in addition to any other compensation to which the Executive may be entitled to receive pursuant to this Agreement, the Executive shall receive all compensation and other benefits to which he or she was entitled under this Agreement or otherwise as an executive of the Company through the termination date. The Executive shall not be entitled to any Liquidated Damages in

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the event the Company does not terminate this Agreement but elects not to renew this Agreement as permitted by Section 2 hereof.

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     (f) Liquidated Damages and Non-Competition/Solicitation. The Liquidated
Damages ("Liquidated Damages") amount, if due as provided above, shall be equal to the weekly amount stated as Base Salary on Exhibit A, through the end of the Term or Renewal Period of the Agreement or for one hundred and four (104) weeks, whichever is greater. The provisions of Section 5 (the "Non-Competition/Solicitation Provisions") shall survive the early termination of this Agreement, by either party, and for any reason, through the end of the Term or Renewal Period of the Agreement or for one hundred and four (104) weeks, whichever is greater.

     Notwithstanding anything herein to the contrary:

          (i) The amount of Liquidated Damages shall not be less than the weekly amount stated as Base Salary on Exhibit A, times the number of weeks remaining between the early termination date and the end of the Term or Renewal Period. The amount of Liquidated Damages shall be paid biweekly in equal installments over such period.

          (ii) In the event of termination of the Executive's employment pursuant to Section 6(d)(i), Liquidated Damages shall be payable for a period of one hundred fifty six (156) full weeks following such termination.

               In addition, there shall be added to the Liquidated Damages, payable during such one hundred and fifty-six full weeks, an amount determined by multiplying the annual Target Bonus designated or otherwise indicated for the Executive in the year such change of control occurs by a factor of three. Such amount shall be payable in addition to and as a part of the Liquidated Damages payable over such one hundred and fifty-six full weeks.

               Finally, in the event of termination of the Executive's employment pursuant to Section 6(d)(i), all vesting periods relating to stock options, stock grants or any other similar type of equity incentive and/or compensation program shall immediately accelerate and be fully vested and exercisable at the option of the Executive upon the event of termination.

          (iii) The Non-Solicitation restrictions set forth in Section 5(c)(4) shall survive the termination of this Agreement and remain in effect for the greater of one hundred and four (104) full weeks following termination or the full stated Term or Renewal Period of this Agreement.

     (g) Condition Precedent to Receipt of Liquidated Damages. The Executive expressly agrees that in the event of a termination of this Agreement prior to the expiration of the Term or Renewal Period, Executive will execute an agreement containing the waiver and release provisions set forth on Exhibit "B." The Executive agrees and acknowledges that the execution of such an agreement upon termination prior to the expiration of the Term or Renewal Period, is a condition precedent to the obligation of the Company to pay any Liquidated Damages hereunder. The provisions set forth in Exhibit "B" provide for the release and waiver of important rights and/or claims that the Executive might have against the Company at the time of any early termination of this Agreement. The Executive hereby represents and warrants that he /she has read the attached Exhibit "B" and fully and completely understands the provisions thereof.

     7. CHANGE IN CONTROL. For purposes of Section 6(d) of this Agreement, a Change of Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) any person or entity, or group thereof acting in concert (a "Person") (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company), being or becoming the "beneficial owner" (as such term is defined in Securities and Exchange Commission ("SEC") Rule 13d-3 under the Exchange Act) of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the combined voting power, on

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     any matters brought to a vote of shareholders, of twenty percent (20%) or more of the then outstanding shares of voting securities of the Company; or

          (ii) the sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty-one percent (51%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

          (iii) the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

          (iv) the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

          (v) the commencement (within the meaning of SEC Rule 13e-4 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

          (vi) a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

     8. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive, to the address set forth on the signature page.

          If to the Company: Sykes Enterprises, Incorporated
                             400 North Ashley Drive, Suite 2800
                             Tampa, Florida 33602
                             Attention: Chairman of the Board of Directors

                             with a copy to:

                             Sykes Enterprises, Incorporated
                             400 North Ashley Drive, Suite 2800
                             Tampa, Florida 33602
                             Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

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     9. ENFORCEMENT AND GOVERNING LAW. It is stipulated that a breach by
Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive's successors or assigns or by successor assigns.

          The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts' exercise of personal jurisdiction over them.

     10. ARBITRATION OF DISPUTES.

     (a) Duty to Arbitrate. Except for any claim by the Company to enforce the restrictive covenants set forth in Sections 4 and 5 above, Company and Executive agree to resolve by binding arbitration any claim or controversy arising out of or related to Executive's employment by Company or this Agreement, to include all matters directly or indirectly related to your recruitment, employment or termination of employment by the Company including, but not limited to claims involving laws against discrimination whether brought under federal and /or state law, and/or claims involving co-employees but excluding workers compensation claims, whether such claim is based in contract, tort, statute, or any other legal theory, including any claim for damages, equitable relief, or both. The duty to arbitrate under this Section extends to any claim by or against any officer, director, shareholder, employee, agent, representative, parent, subsidiary, affiliate, heir, trustee, legal representative, successor, or assign of either party making or defending any claim that would otherwise be arbitrable under this Section. However, this Section shall not be interpreted to preclude either party from petitioning a court of competent jurisdiction for temporary injunctive relief, solely to preserve the status quo pending arbitration of the claim or controversy, upon a proper showing of the need for such relief.

     (b) The Arbitrator. A single arbitrator will conduct the arbitration in Tampa, Florida, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and judgment upon the written award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the application of the Rules, however, discovery in the arbitration, including interrogatories, requests for production, requests for admission, and depositions, will be fully available and governed by the Federal Rules of Civil Procedure and Local Rules of the United States District Court for the Middle District of Florida. The parties may agree upon a person to act as sole arbitrator within thirty (30) days after submission of any claim or controversy to arbitration pursuant to this Section. If the parties are unable to agree upon such a person within such time period, an arbitrator shall be selected in accordance with the Rules. The arbitrator will not have the power to award punitive or exemplary damages.

     (c) Limitations Period. The parties agree that any claim or controversy that would be arbitrable under this Section must be submitted to arbitration within one (1) year after the claim or controversy arises and that a failure to institute arbitration proceedings within such time period shall constitute an absolute bar to the institution of any proceedings, in arbitration or in any court, and a waiver of all such claims. This Section will survive the expiration or early termination of this Agreement.

     (d) Governing Law. This Agreement shall be governed in its construction, interpretation, and performance by the laws of the State of Florida, without reference to law pertaining to conflict of laws. However, the Federal Arbitration Act, as amended, will govern the interpretation and enforcement of this Section.

     (e) Attorneys' Fees. The prevailing party in any arbitration or dispute, or in any litigation, arising out of or related to Executive's employment by Company or this Agreement, shall be entitled to recover all costs and reasonable attorneys' fees incurred on all levels and in all proceedings, including, but not limited to, arbitration, filing, hearing, processing, and witness fees, and any other costs and fees incurred, in any investigations, arbitrations, trials, bankruptcies, and appeals.

     (f) Severability. Each part of this Section 10 is severable. A holding that any part of this Section 10 is unenforceable will not affect the duty to arbitrate under this Section 10.

     11. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, that the terms of the performance bonus and fringe benefits set forth or Exhibit A may be amended by the Company in its discretion without the Executive's consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive's employment with the Company is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYKES ENTERPRISES, INCORPORATED         EXECUTIVE


By: /s/ James T. Holder                 /s/ Charles E. Sykes
    ---------------------------------   ----------------------------------------
    JAMES T. HOLDER                     CHARLES E. SYKES

                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                                                CHARLES E. SYKES

                       EXHIBIT "A" TO EMPLOYMENT AGREEMENT

TERM:                    3 years - August 1, 2004 to July 31, 2007

BASE SALARY:             $7,211.54 per week payable bi-weekly. On August 1,
                         2005, will be eligible for a compensation review with a
                         contemplated minimum increase of 15%. On August 1,
                         2006, will be eligible for a compensation review with a
                         contemplated minimum increase of 10%. The salary
                         increase will be dependent upon Executive satisfying
                         certain performance goals established by joint
                         agreement with the Board of Directors.

PERFORMANCE BONUS:       Eligible to participate in a performance based bonus
                         plan (bonus to be up to 60% of base salary) and other
                         bonus and incentive compensation, stock option and
                         restricted stock plans available to other executives.
                         The specific performance objectives will be determined
                         by joint agreement between the Board of Directors and
                         Executive within 60 days of the date hereof.

FRINGE BENEFITS:         Eligible for standard executive benefits

RENEWAL NOTICE PERIOD:   One hundred and eighty (180) days

THE COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE INCENTIVES OR OTHER BENEFITS.

     IN WITNESS WHEREOF, the parties have executed this Exhibit A as of the 1st day of August 2004.

SYKES ENTERPRISES, INCORPORATED         EXECUTIVE


By: /s/ James T. Holder                 /s/ Charles E. Sykes
    ---------------------------------   ----------------------------------------
    JAMES T. HOLDER                     CHARLES E. SYKES